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                                                                Exhibit 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-18263 of Suiza Foods Corporation on Form S-3 of our report dated February 18, 1997, appearing in the Annual Report of Form 10-K of Suiza Foods Corporation for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Dallas, Texas
June 6, 1997